SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to
      ss.240.14a-11(c) or ss.240.14a-12


UAM Funds Trust - SEC File Nos. 33-25355, 811-
5683
(Name of Registrant as Specified In Its
Charter)

 ............................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.
[  ]  Fee computed on table below per Exchange
      Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to
which transaction applies:

2)    Aggregate number of securities to which
transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the
amount on which the filing fee is
calculated and state how it was
determined):

4)    Proposed maximum aggregate value of
transaction:

5)    Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for
which the offsetting fee was paid
previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration Statement
      No.:

3)    Filing Party:

4)    Date Filed:


UAM FUNDS TRUST
FPA CRESCENT PORTFOLIO
(INSTITUTIONAL SERVICE CLASS SHARES)
UAM Funds Service Center
P.O. Box 419081
Kansas City,  MO  64141-6081
1-877-UAM-Link (826-5465)


April 14, 2000

Dear Shareholder:

Enclosed you will find a proxy statement and proxy card for a special meeting of shareholders of Institutional Service Class
Shares of the FPA Crescent Portfolio. This is a very important meeting, which has been called to vote on a proposal to liquidate your Class.

The Board of Trustees of UAM Funds Trust after thorough discussion and consideration, has decided to recommend the liquidation of the Institutional Service Class of the Portfolio, but believes that since this is your investment capital, the final decision on this matter should be made by you, the shareholders. We are proposing to liquidate this Class of the Portfolio because of its relatively small size and its limited prospects for growth of assets.
The Board's reasons for recommending this course are described more fully in the enclosed proxy statement, which you should consider carefully.

If the shareholders approve the recommendation to liquidate Institutional Service Class of the Portfolio, the Portfolio will return to you the proceeds of the liquidation of your account.
Once you receive your proceeds, you may pursue any investment option you wish. The Portfolio will continue to offer an Institutional Class of shares, which have lower expenses than the Institutional Service Class. You may not exchange your current shares for Institutional
Class shares of the Portfolio, but you may easily reinvest your proceeds from the liquidation in Institutional Class shares by contacting a shareholder service representative at 1-877-UAM-LINK (825-5465).

The Board of Trustees regrets any inconvenience this may cause you. We thank you, however, for the confidence that you placed in us. We continue to wish you well in your investments.


Sincerely,



/s/Norton H. Reamer
Norton H. Reamer
Chairman



UAM FUNDS TRUST
FPA CRESCENT PORTFOLIO
(INSTITUTIONAL SERVICE CLASS SHARES)
UAM Funds Service Center
P.O. Box 419081
Kansas City,  MO  64141-6081
1-877-UAM-LINK (826-5465)

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held April 28, 2000

TO THE SHAREHOLDERS OF
INSTITUTIONAL SERVICE CLASS SHARES OF
FPA CRESCENT PORTFOLIO:

Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of the Institutional Service Class (" the Class") of
FPA Crescent Portfolio (the "Portfolio"), a series of UAM Funds Trust (the "Fund"), will be held on April 28, 2000 at the offices of UAM
Fund Services, Inc., 211 Congress Street,
Boston, Massachusetts 02110 at 10:00 a.m. local time. The purpose of the Special Meeting is:

   *to consider a proposal to liquidate and dissolve the Class, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Trustees of the Fund; and

   *to transact such other business as may
properly come before the Special Meeting or any adjournment thereof.

Please read the enclosed proxy statement carefully for information concerning the proposal to be placed before the meeting.

Shareholders of record at the close of business on April 3, 2000 will be entitled to vote at the meeting. You are invited to attend the Special Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any shareholder attending the Special Meeting may vote in person even though a proxy has already been returned.


By Order of the Board of Trustees,


/s/Martin J. Wolin
Martin J. Wolin
Secretary


Boston, Massachusetts
April 14, 2000


UAM FUNDS TRUST
FPA CRESCENT PORTFOLIO
(INSTITUTIONAL SERVICE CLASS SHARES)

PROXY STATEMENT


THIS PROXY STATEMENT IS FURNISHED IN CONNECTION
WITH THE SOLICITATION OF PROXIES BY THE BOARD
OF TRUSTEES OF UAM FUNDS TRUST (the "Fund") on behalf of FPA Crescent Portfolio (the
"Portfolio"), a separate series of the Fund, for use at a Special Meeting of Shareholders to be held at UAM Fund Services, Inc., 211
Congress Street, Boston, Massachusetts on April
28, 2000 at 10:00 a.m. local time, or at any adjournment thereof (the "Special Meeting").

PROXY SOLICITATION

All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof.
A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund.
Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

The Board of Trustees intends to bring before the Special Meeting the sole matter set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the shareholder as specified on the proxy card. If no choice is specified, the shares will be voted IN FAVOR of:
*the proposal to liquidate and dissolve
the Institutional Service Class ("Class") of the Portfolio and return the proceeds to the shareholders of the Class; and

*any other matter not presently known,
but which may properly come before the
meeting or any adjournment thereof.

In accordance with the Agreement and
Declaration of Trust of the Fund and the General Laws of the State of Delaware, approval of the proposal requires the affirmative vote of a majority of the shares of the Class voted at a meeting at which a quorum is present. The presence in person or by proxy of the holders of thirty percent of the shares of the Class entitled to vote will constitute a quorum. For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present.

The Portfolio will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to shareholders. Solicitation may be undertaken by mail, telephone, telegraph, and personal contact. It is expected that this Proxy
Statement and form of proxy will be mailed to shareholders on or about April 14, 2000.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of the shares of the Class at the close of business on April 3, 2000 will be entitled to vote at the Special Meeting or any adjournment thereof. As of April 3, 2000, the Class had outstanding 13,758.478 shares. The shareholders are entitled to one vote per share on all business to come before the meeting.

The officers and Trustees of the Fund as a group beneficially own in the aggregate none of the outstanding shares of the Class. As of April 3, 2000, the following shareholders owned of record or beneficially more than five percent of the outstanding shares of the Class:


First Pacific Advisors, Inc., 11400 W. Olympic
Blvd., Suite 1200, Los Angeles,  CA  90064-1556
52.47%

Wilmington Trust CO TR FBO Cellular Vision of
New York 401K Plan A/C C43044-4, c/o Mutual
Funds/UAM, P. O. Box 8971, Wilmington,  DE
19899-8971     26.94%*
___________
*Denotes shares held by a trustee or fiduciary for which beneficial ownership is disclaimed or presumed disclaimed.


PROPOSAL FOR LIQUIDATION OF THE PORTFOLIO

BACKGROUND

The Class began operations on January 27, 1997, as a separate Class of the Portfolio. As of April 3, 2000, the net assets of the Class were approximately $171,568.17 thousand. The
Portfolio has invested primarily in equity and debt securities using a variety of investment techniques since its inception. The Board of Trustees has considered the total asset level of the Class and the performance of the Class both before and after deducting certain expenses arising from the operation of the Class and their impact on the investment results of the Class.

First Pacific Advisors, Inc. (the "Adviser"), the Portfolio's investment adviser, created the Class primarily to provide an attractive investment option for 401(k) plans. The Adviser relied almost exclusively on UAM Retirement
Plan Services, Inc., a wholly-owned subsidiary of United Asset Management Corporation designed to service 401(k) and other retirement plans, to market shares of the Class. When UAM
Retirement Plan Services ceased providing these services in late 1998, many of the retirement plans that it serviced withdrew their assets from the Class. As a result, the assets attributable to the Class decreased from a high of approximately $19.2 million to approximately
$171,568 as of April 3, 2000. Without an alternate distribution channel, the Adviser believes that the prospect for renewed growth of the assets of the Class is severely limited.

Given this decrease, the assets attributable to the Class are not sufficient to allow the Class to maintain a size adequate, in the judgment of the Board, to spread expenses over a sufficient asset base and provide a satisfactory return to shareholders. As a result, the Board instructed the officers of the Fund to investigate what, if any, additional steps or alternative courses would best serve the interest of shareholders.

The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. After reviewing current market conditions, the relatively small size of the portfolio and the time and effort required to effect a transaction, management of the Fund believed that the expense of a merger or transfer of the assets to another mutual fund are greater than the benefits stockholders of the portfolio could expect to realize from such a transaction. The officers investigated the steps required for liquidation of the Class, subject to presentation of a final report to the Board.

At a March 23, 2000 meeting, the Board reviewed the limited prospects for renewed growth of the assets of the Class, the efforts and expenses of the Distributor to distribute shares of the Class, and the effect of the operating expenses on the historic and anticipated returns of shareholders. For the most recent fiscal year, the expenses of the Class were 1.64% of the average net assets of the Class. The expense ratio of the Class is expected to be substantially the same for the present fiscal year.

The Board concluded that the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Class could achieve a significant increase in asset size and achieve economies of scale. The Board therefore concluded that it would be in the interest of the shareholders of the Class to liquidate the Class promptly, in accordance with a Plan of Liquidation and Dissolution. (See "General Tax
Consequences" below.)

PLAN OF LIQUIDATION AND DISSOLUTION
The Board of Trustees has approved the Plan of Liquidation and Dissolution (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

1.    EFFECTIVE DATE OF THE PLAN AND CESSATION
OF THE BUSINESS OF THE CLASS. The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Class. Following this approval, the Portfolio (i) will cease to invest its assets attributable to the Class in accordance with its investment objective and will sell the portfolio securities it owns in order to convert its assets attributable to the Class to cash; (ii) will not engage in any business activities except for the purposes of winding up the business and affairs of the Class, preserving the value of the assets of the Class and distributing the assets attributable to the Class to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Class; and (iii) the Class will terminate in accordance with the laws of the State of Delaware and the Declaration of Trust of the Fund.

2.    CLOSING OF BOOKS AND RESTRICTION OF
TRANSFER AND REDEMPTION OF SHARES.  The
proportionate interests of shareholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Class will be closed and the shareholders' respective assets will not be transferable by the negotiation of share certificates. (Plan,
Section 4)

3.    LIQUIDATING DISTRIBUTION.  As soon as
possible after approval of the Plan, and in any event within fourteen days thereafter, the Fund on behalf of the Portfolio will mail the following to each shareholder of record of the Class on the effective date of the Plan: (i) to each shareholder not holding stock certificates of the Class, liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Class, (ii) to each shareholder holding stock certificates of the Class, a confirmation showing such shareholder's proportionate interest in the net assets of the Class with an advice that such shareholder will be paid in cash upon return of the stock certificates; and
(iii) information concerning the sources of the liquidating distribution. (Plan, Section 7)

4.    EXPENSES.  The Portfolio will bear all
expenses incurred by it in carrying out the Plan. It is expected that other liabilities of the Class incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Portfolio, or set aside for payment, prior to the mailing of the liquidating distribution. The liabilities of the Portfolio relating to the Plan are estimated at no more than $2,000, which includes legal and auditing expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Portfolio normally would not incur if it were to continue in business. If the Portfolio incurs more than $2,000 in additional liabilities to liquidate the Class, such expenses will be paid by the Adviser. The total liabilities of the Class prior to the liquidating distribution are estimated to be $500. Any expenses and liabilities attributed to the Class subsequent to the mailing of the liquidating distribution will be borne by the Adviser. (Plan, Section 6 and 8)

5. CONTINUED OPERATION OF THE CLASS. After the date of mailing of the liquidating distribution, the dissolution of the Class will be effected. The Plan provides that the Trustees shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Class and to effect the dissolution, complete liquidation and termination of the existence of the Class and the purposes to be accomplished by the Plan. (Plan, Sections 9 and 10)

GENERAL TAX CONSEQUENCES.

In general, each shareholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the shareholder's tax basis in the Class' shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the shareholder's holding period for the shares.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis.
SHAREHOLDERS MAY WISH TO CONSULT THEIR PERSONAL
TAX ADVISERS CONCERNING THEIR PARTICULAR TAX
SITUATIONS AND THE IMPACT THEREON OF RECEIVING
THE LIQUIDATING DISTRIBUTION AS DISCUSSED
HEREIN, INCLUDING ANY STATE AND LOCAL TAX
CONSEQUENCES.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Representatives of PricewaterhouseCoopers LLP, independent accountants for the Fund, are not expected to be present at the Special Meeting.

If the shareholders do not approve the Plan, the Class will continue to exist and operate in accordance with its stated objective and policies. The Board would meet to consider what, if any, steps to take in the interest of shareholders.

Shareholders are free to redeem their shares prior to the liquidation.


THE DIRECTORS OF THE FUND RECOMMEND APPROVAL OF
THE PLAN.


GENERAL INFORMATION

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
ADMINISTRATOR.

The investment adviser to the Portfolio is First Pacific Advisors, Inc., 11400 West
Olympic Boulevard, Suite 1200, Los Angeles, CA
90064. The Portfolio's principal underwriter is UAM Fund Distributors, Inc., 211 Congress
Street, Boston, Massachusetts 02110.  The
Portfolio's administrator is UAM Fund Services,
Inc., located at 211 Congress Street, Boston,
Massachusetts 02110. The investment adviser, principal underwriter and administrator for the Portfolio are wholly owned subsidiaries of United Asset Management Corporation. UAM Fund
Services, Inc. has sub-contracted some
administrative services to SEI Investments,
Inc., One Freedom Valley Drive, Oaks,
Pennsylvania 19456. UAM Fund Services, Inc. has subcontracted its transfer agent and dividend-disbursing agent services to DST Systems, Inc., located at P.O. Box 419534, Kansas City,
Missouri 64141-6534. UAM Fund Services, Inc.
has subcontracted sub-shareholder servicing to
UAM Shareholder Service Center, Inc., an affiliate of United Asset Management
Corporation, located at 825 Duportail Road,
Wayne, Pennsylvania 19087.

REPORTS TO SHAREHOLDERS AND FINANCIAL
STATEMENTS.

The Annual Report to Shareholders of the Class, including audited financial statements for the Class for the fiscal year ended March 31, 1999, and the Semi-Annual Report to Shareholders for the period ended September 30, 1999 have been mailed to shareholders. The Annual Report and the Semi-Annual Report should be read in conjunction with this Proxy Statement. You can obtain a copy of the Annual Report and the Semi-Annual Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy Statement, or by calling 1-877-UAM-LINK (826-5465).


OTHER MATTERS
The Portfolio is not aware of any other matter which is anticipated to come before the Special
Meeting or any adjournment thereof other than the matter set forth herein. Other matters will be considered if notice is given within a reasonable amount of time prior to the meeting.
If any other matter may properly come before the meeting, or any adjournment thereof, this proxy would confer discretionary authority on the proxies with respect to acting on any such matters, and the persons named in the proxy have advised that they intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters.


By Order of the Board of Trustees,


/s/Martin J. Wolin
Martin J. Wolin
Secretary


Dated:  April 14, 2000


Exhibit A
UAM FUNDS TRUST
FPA CRESCENT PORTFOLIO
(INSTITUTIONAL SERVICE CLASS SHARES)
PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution
("Plan") concerns the Institutional Service
Class Shares ("Class") of FPA Crescent
Portfolio (the "Portfolio"), a series of UAM
Funds Trust (the "Fund"), which was organized as a Delaware business trust on May 18, 1994, under the name "The Regis Fund II". On October
31, 1995, the name of the Fund was changed to "UAM Funds Trust". The Fund is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("Act"). The Class began operations on January 24, 1997. The Plan is intended to accomplish the complete liquidation and dissolution of the Class in conformity with all provisions of Delaware law and the Fund's
Agreement and Declaration of Trust.
WHEREAS, the Fund's Board of Trustees, on behalf of the Portfolio, has determined that it is in the best interests of the Portfolio and its shareholders to liquidate and dissolve the Class; and
WHEREAS, at a meeting of the Board of Trustees on March 23, 2000 it considered and adopted this Plan as the method of liquidating and dissolving the Class and directed that this Plan be submitted to shareholders of the Class for approval;
NOW THEREFORE, the liquidation and dissolution of the Class shall be carried out in the manner hereinafter set forth:
1.    EFFECTIVE DATE OF PLAN.  The Plan shall
be and become effective only upon the adoption and approval of the Plan, at a meeting of shareholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding voting securities of the Class. The day of such adoption and approval by shareholders is hereinafter called the "Effective Date."
2. DISSOLUTION. As promptly as practicable, consistent with the provisions of the Plan, the Class shall be dissolved in accordance with the laws of the State of Delaware and the Fund's
Agreement and Declaration of Trust
("Dissolution").
3.  CESSATION OF BUSINESS.  After the Effective
Date of the Plan, the Class shall cease its business and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Class.
4.    RESTRICTION OF TRANSFER AND REDEMPTION OF
SHARES.  The proportionate interests of
shareholders in the assets of the Class shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date of the Plan. On the Effective
Date, the books of the Class shall be closed.
Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Delaware or otherwise, the shareholders' respective interests in the Class' assets shall not be transferable by the negotiation of share certificates.
5.    LIQUIDATION OF ASSETS.  As soon as is
reasonable and practicable after the Effective
Date, all portfolio securities allocable to the Class shall be converted to cash or cash equivalents.
6. PAYMENT OF DEBTS. As soon as practicable after the Effective Date, the Portfolio shall determine and pay, or set aside in cash equivalent, the amount of all known or reasonably ascertainable liabilities allocable to the Class incurred or expected to be incurred prior to the date of liquidating distribution provided for in Section 7, below.
7.  LIQUIDATING DISTRIBUTION.  As soon as
possible after the Effective Date of the Plan, and in any event within 14 days thereafter, the Portfolio shall mail the following to each shareholder of record of the Class on the Effective Date: (1) to each shareholder not holding stock certificates of the Class, a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Class; (2) to each shareholder holding stock certificates of the Class, a confirmation showing such shareholder's proportionate interest in the net assets of the Class with an advice that such shareholder will be paid in cash upon return of the stock certificate; and (3) information concerning the sources of the liquidating distribution.
8.    MANAGEMENT AND EXPENSES OF THE PORTFOLIO
SUBSEQUENT TO THE LIQUIDATING DISTRIBUTION.
The Portfolio shall bear all expenses allocable to it in carrying out this Plan of Liquidation and Dissolution including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to the Class subsequent to the mailing of the liquidating distribution will be borne by First
Pacific Advisors, Inc., the Portfolio's
investment adviser.
9.    POWER OF BOARD OF TRUSTEES.  The Board,
and subject to the directors, the officers, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.
10. AMENDMENT OF PLAN. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshalling of Class assets allocable to and the dissolution, complete liquidation and termination of the existence of the Class, and the distribution of its net assets to shareholders in accordance with the laws of the State of Delaware and the purposes to be accomplished by the Plan.


UAM FUNDS TRUST
On behalf of FPA Crescent Portfolio
(Institutional Service Class Shares)
For the Board of Trustees


By:  ______________________
Norton H. Reamer
Chairman


Accepted:


First Pacific Advisors, Inc.



By:  ______________________
Name:
Title:


Date:  April 28, 2000



THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF TRUSTEES
OF THE FUND

UAM FUNDS TRUST
Institutional Service Class of
 FPA Crescent Portfolio
Proxy for Special Meeting of Shareholders
April 28, 2000

KNOW ALL MEN BY THESE PRESENT, that the
undersigned hereby constitutes and appoints
Martin J. Wolin and Robert Flaherty, or either of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of Shareholders of the Institutional Service Class of the FPA Crescent Portfolio of UAM Funds
Trust to be held at the offices of UAM Fund
Services, Inc., 211 Congress Street, Boston,
Massachusetts 02110, at 10:00 a.m. local time on April 28, 2000 and at any and all adjournments thereof; and the undersigned hereby instructs said attorneys to vote:

1. To approve the liquidation and dissolution of the Institutional Service Class of FPA
Crescent Portfolio, as set forth in a
Plan of Liquidation and Dissolution
adopted by the Board of Trustees of UAM
Funds Trust.

FOR     AGAINST    ABSTAIN
/__/     /__/       /__/

2. Any other business which may properly come before the meeting or any other adjournment thereof. The management knows of no other such business.

      THE SHARES REPRESENTED BY THIS PROXY WILL
BE VOTED AS SPECIFIED IN THE FOREGOING
ITEM 1, BUT IF NO CHOICE IS SPECIFIED,
THEY WILL BE VOTED FOR APPROVAL OF ITEM
1.

Dated:     April _____, 2000

________________________

________________________

Signature of Shareholder(s)


(Signature of all joint owners is required.
Fiduciaries please indicate your full title.)
If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. The management is not aware of any such matters.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS
PROXY IN THE ENCLOSED ENVELOPE.